    Exhibit 10.2

VENTAS, INC.

STOCK OPTION AGREEMENT AMENDMENT

THIS STOCK OPTION AGREEMENT AMENDMENT (“Amendment”) is made and entered into as of                  , 2012 (the “Amendment Date”), by and between VENTAS, INC., a Delaware corporation (the “Company”) and                                            , a non-employee director of the Company (“Optionee”), pursuant to the Ventas, Inc. 2006 Stock Plan for Directors, as amended (the “Plan”).  Unless otherwise provided, capitalized terms in this Amendment have the meaning set forth in the Plan.

The Stock Option Agreements entered into as of                 ,                     , and                    (individually or collectively, “Director Stock Option Agreement”) by and between the Company and Optionee pursuant to the Plan are each hereby amended in the following manner to provide Optionee after death, Disability or retirement from the Board due to attainment of a mandatory retirement age pursuant to the Company’s Guidelines on Governance or other similar policies with the ability to exercise the Options pursuant to such Director Stock Option Agreement throughout the full term of such Options.

1.  Subsection (c) of Section 6. Exercise of the Option Upon Ceasing to be a Director in each Director Stock Option Agreement is hereby deleted in its entirety and the following substituted therefor:

(c)  In the event of Optionee’s death or Disability while a director of the Company, Optionee’s retirement from the Board due to attainment of a mandatory retirement age for directors pursuant to the Company’s Guidelines on Governance or other similar policies or for such other reason as the Committee may determine, or Optionee’s death within six months after Optionee ceases to be a director (other than by reason of removal for Cause), the Option shall terminate on the Termination Date.  Except as the Committee may otherwise determine, in the event of Optionee’s retirement from the Board for any reason other than attainment of a mandatory retirement age for directors pursuant to the Company’s Guidelines on Governance or other similar policies, the Option shall terminate upon the earlier to occur of (i) 12 months after the date of Optionee’s death, Disability or retirement, or (ii) the Termination Date.  In the event of Optionee’s death, Disability or retirement as specified above, the Option shall become fully exercisable.

2.  In all other respects, each Director Stock Option Agreement, as amended, shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed and consented to this Amendment on and as of the date first above written.

VENTAS, INC.

By:
Title:

[NAME]